UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – July 2, 2010

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Energy Future Holdings Corp. (“EFH”) is filing all of the information contained in this Form 8-K. Energy Future Intermediate Holding Company LLC (“EFIH”) and Energy Future Competitive Holdings Company (“EFCH”), each a wholly-owned subsidiary of EFH, are each filing all of the information contained in this Form 8-K except for the information under the heading “Series P Supplemental Indenture”.

Overview

EFH and its subsidiaries (excluding Oncor Electric Delivery Holdings Company LLC and its subsidiaries) have approximately $38 billion aggregate principal amount of debt outstanding. Of that amount, approximately $22 billion matures in 2014 and the majority of the remaining amount matures from 2015 to 2017. As a result, in October 2009, EFH implemented a liability management program focused on improving its balance sheet by reducing debt and extending debt maturities. This Form 8-K describes a private placement exchange transaction that EFH recently consummated as part of its liability management program. In addition, this Form 8-K provides an update on all of EFH’s liability management transactions occurring since the beginning of the second quarter and provides an update on EFH’s total liability management program since the inception of the program in October 2009.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exchange

On July 2, 2010, EFH consummated a private placement exchange transaction (the “Exchange”) pursuant to an Exchange Agreement (the “Exchange Agreement”) between EFH and an institutional investor (the “Exchange Holder”). Pursuant to the Exchange Agreement, EFH exchanged approximately $412 million aggregate principal amount of its 10.000% Senior Secured Notes due 2020 (the “New Notes”) plus accrued and unpaid interest on the Old Notes (defined below) for approximately $549 million aggregate principal amount of its 5.55% Series P Senior Notes due November 15, 2014 (the “Old Notes”). This transaction resulted in EFH capturing approximately $137 million of debt discount.

The New Notes were issued pursuant to the Indenture, dated as of January 12, 2010, among EFH, as Issuer, EFIH and EFCH, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee. The terms of the New Notes are the same as EFH’s outstanding 10.000% Senior Secured Notes due 2020 (together with the New Notes, the “EFH 2020 Senior Secured Notes”). A description of the material terms of the EFH 2020 Senior Secured Notes is contained in EFH’s Form 8-K filed with the Securities Exchange Commission on January 19, 2010 and is incorporated herein by reference. A copy of the Indenture was filed as Exhibit 4.1 to that Form 8-K.

Item 8.01.	Other Events.

Series P Supplemental Indenture

Prior to the Exchange, the Exchange Holder, who held a majority of the outstanding aggregate principal amount of the Old Notes, gave its consent to certain amendments to the Indenture (For Unsecured Debt Securities Series P), dated as of November 1, 2004, between EFH and Bank of New York Mellon (“BNY”), and related documents (collectively, the “Series P Indenture”). The Series P Indenture governs the Old Notes. As a result of the consent, EFH and BNY, as trustee under the Series P Indenture, entered into a Supplemental Indenture, dated as of July 1, 2010 (the “Series P Supplemental Indenture”), that amended and supplemented the Series P Indenture. The amendments to the Series P Indenture, among other things, modify or eliminate substantially all of the restrictive covenants contained in the Series P Indenture, modify or eliminate certain events of default, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions of the Series P Indenture, including the limitation on the incurrence of secured indebtedness. A copy of the Series P Supplemental Indenture is being filed as Exhibit 99.1 to this Form 8-K.

Liability Management Transactions Since the Start of the Second Quarter of 2010

In addition to the Exchange, since the start of the second quarter of 2010 through July 2, 2010, EFH has engaged in a series of other liability management transactions. In these other transactions, EFH acquired, in aggregate, $413 million of its and its subsidiary Texas Competitive Electric Holdings Company LLC’s (“TCEH”) outstanding debt. As consideration for this acquired debt, EFH issued approximately $72 million aggregate principal amount of EFH 2020 Senior Secured Notes and paid approximately $211 million of cash (excluding accrued interest payments). These other transactions have resulted in EFH capturing approximately $130 million of debt discount.

As a result of the Exchange and the other transactions described above, since the start of the second quarter of 2010 through July 2, 2010, EFH has acquired, in aggregate, approximately $962 million of its and TCEH’s outstanding debt. As consideration for this acquired debt, EFH issued approximately $484 million of EFH 2020 Senior Secured Notes and paid approximately $211 million of cash (excluding accrued interest payments). These transactions have resulted in EFH capturing approximately $267 million of debt discount and extending the maturities of $695 million of outstanding debt since the start of the second quarter of 2010 through July 2, 2010. The $267 million debt discount together with the related approximately $40 million in aggregate projected interest savings (pre-tax) through 2014 result in a total projected 2014 net debt reduction of approximately $307 million. For purposes of this Form 8-K, net debt means consolidated short-term borrowings and long-term debt, including long-term debt due currently, net of cash and cash equivalents and restricted cash.

Total Liability Management Program

Since October 2009, when EFH began its liability management program, through July 2, 2010, EFH (together with EFIH) has acquired, in aggregate, approximately $1.366 billion of its and TCEH’s outstanding debt. As consideration for this acquired debt, EFH has issued approximately $518 million of EFH 2020 Senior Secured Notes and $115 million of its 9.75% Senior Secured Notes due 2019 and paid approximately $211 million of cash (excluding accrued interest payments) and EFIH has issued approximately $141 million of its 9.75% Senior Secured Notes due 2019. These transactions have resulted in EFH capturing approximately $381 million of debt discount and extending the maturities of $985 million of outstanding debt under its liability management program through July 2, 2010. The $381 million debt discount together with the related approximately $115 million in aggregate projected interest savings (pre-tax) through 2014 result in a total projected 2014 net debt reduction of approximately $496 million.

The following is a summary of the debt acquired through July 2, 2010 under EFH’s liability management program:

•	approximately $566 million of Old Notes;

•	approximately $10 million of EFH’s 6.50% Series Q Senior Notes due 2024;

•	approximately $6 million of EFH’s 6.55% Series R Senior Notes due 2034;

•	approximately $188 million of EFH’s 10.875% Senior Notes due 2017;

•	approximately $213 million of EFH’s 11.25%/12.000% Senior Toggle Notes due 2017;

•	approximately $311 million of TCEH’s 10.25% Senior Notes due 2015 and 10.25% Senior Notes due 2015, Series B;

•	approximately $52 million of TCEH’s 10.50%/11.25% Senior Toggle Notes due 2016; and

•	approximately $20 million of TCEH’s initial term loans under its Senior Secured Credit Facilities.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections is contained in EFH’s Form 10-K and 10-Q filings with the Securities and Exchange Commission. In addition to the risks and uncertainties set forth in such filings, the forward-looking statements in this Form 8-K regarding EFH’s projection of net debt could be impacted by various factors that affect its capital structure, including, without limitation, whether or not EFH and/or TCEH elect to use the payment-in-kind feature of their respective toggle notes for future interest payments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Series P Supplemental Indenture

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/S/ STAN J. SZLAUDERBACH
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/S/ STAN J. SZLAUDERBACH
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/S/ STAN J. SZLAUDERBACH
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

Dated: July 7, 2010